Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

EMULEX ANNOUNCES THIRD FISCAL QUARTER 2012 RESULTS

Net Revenues Grow 12% and Non-GAAP Net Income Grows 98% Year-Over-Year

COSTA MESA, Calif., April 25, 2012 — Emulex Corporation (NYSE:ELX) today announced results for its third quarter of fiscal 2012, which ended on April 1, 2012.

Third Quarter Financial Highlights

•	Net revenues of $125.7 million, an increase of 12% year-over-year

•	Net revenues for our 10Gb Ethernet products more than doubled year-over-year, exceeding 20% of net revenues, compared to 15% in the prior quarter and 12% in Q3 of fiscal 2011

•	Network Connectivity Products (NCP) net revenues of $91.1 million, or 73% of net revenues, an increase of 9% year-over-year

•	Storage Connectivity Products (SCP) net revenues of $27.9 million, or 22% of net revenues, an increase of 33% year-over-year

•	Advanced Technology and Other Products (ATP) net revenues of $6.8 million, or 5% of net revenues, a decrease of 6% year-over-year

•	GAAP gross margins of 59% and non-GAAP gross margins of 64%

•	GAAP operating income of $8.1 million, or 6% of total net revenues, and non-GAAP operating income of $21.4 million, or 17% of total net revenues

•	GAAP net income of $8.7 million and non-GAAP net income of $18.5 million

•	GAAP diluted earnings per share of $0.10 and non-GAAP diluted earnings per share of $0.21

•	Cash, cash equivalents and investments at the end of the quarter of $201.5 million

FY’12 Q3 Earnings Results

April 25, 2012

Third Quarter Business Highlights

•

OneCommand® Vision 2.0 named one of the 2011 Products of the Year in the Storage Management Tools category by the editors of TechTarget’s Storage Media Group. The award selection was based on innovation, performance, ease of integration into existing environments, ease of use, and manageability

•	Announced OneCommand Vision supports the new Microsoft System Center 2012, enabling a common toolset to manage private and public cloud application and services in a single-pane-of-glass

•	Emulex Connect Partner Program named to CRN’s 2012 Partner Programs Guide for excellence in its overall channel program and awarded a 5-Star Partner rating

•	John Alfieri, Emulex vice president, Americas channel sales, honored as one of CRN’s 2012 Channel Chiefs

Financial Results

In the third quarter, total net revenues increased 12% from the comparable quarter of last year, reaching $125.7 million. Third quarter net income on a GAAP basis was $8.7 million, or $0.10 per diluted share, compared to a GAAP net loss of $18.3 million, or $0.21 per share, in Q3 of fiscal 2011. Non-GAAP net income for the third quarter was $18.5 million, or $0.21 per diluted share, representing a 98% increase from $9.4 million in the comparable quarter of the prior fiscal year.

For the first nine months of fiscal 2012, total net revenues of $372.8 million represent an increase of 13% over the comparable period of the prior year. GAAP net income for the period was $16.5 million, compared to a GAAP loss of $67.9 million for the first nine months of fiscal 2011. Non-GAAP net income increased 62% to a total of $53.0 million compared to $32.6 million for the first nine months of fiscal 2011. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.

FY’12 Q3 Earnings Results

April 25, 2012

CEO Jim McCluney commented, “I’m particularly pleased with the strength of our results in light of the seasonal weakness that is typically associated with our third fiscal quarter. The continuing expansion of our core markets drove year-over-year revenue growth in excess of 10% for the fifth consecutive quarter, and once again exceeded the high end of our guidance,” continued McCluney.

“We look forward to a strong finish to the fiscal year and are optimistic that we will be able to show double digit year-over-year revenue growth for the second consecutive year, and have the opportunity to surpass the half billion dollar annual revenue mark for the first time,” McCluney concluded.

Business Outlook

Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including uncertainty related to the macro IT spending environment, the timing of new server launches by our customers, and the results and related costs of ongoing patent litigation, Emulex is providing guidance for its fourth fiscal quarter ending July 1, 2012. For the fourth quarter of fiscal 2012, Emulex is forecasting total net revenues in the range of $126-$130 million. The Company expects non-GAAP earnings per diluted share of $0.21-$0.23 in the fourth quarter. On a GAAP basis, Emulex expects earnings per diluted share could amount to $0.09-$0.11 in the fourth quarter. GAAP estimates for the fourth quarter reflect approximately $0.12 per diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation and the royalties and mitigation expenses associated with the Broadcom patent litigation.

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel host bus adapters, network interface cards, converged network adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Groupe Bull, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, Intel, NEC, NetApp, Oracle, Unisys and Xyratex. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. Emulex is listed on the New York Stock Exchange (NYSE:ELX). News releases and other information about Emulex is available at www.Emulex.com.

FY’12 Q3 Earnings Results

April 25, 2012

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the third fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Site closure related expenses. We have recognized expenses related to closure and consolidation of certain facilities. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Patent damages/sunset period royalties. We have incurred expenses in the form of damages and royalties as a result of a judgment in a patent litigation proceeding. We believe that exclusion of charges related to the Broadcom patent damages and sunset period royalties are useful to management and investors in evaluating the performance of our ongoing operations on

FY’12 Q3 Earnings Results

April 25, 2012

a period-to-period basis and relative to our competitors, as this amount relates to a judgment in litigation and does not reflect a continuing cost of operating our core business. In this regard, we note that expenses of this type are infrequent in nature.

Additional costs on sell through of inventory acquired in the ServerEngines acquisition. At the time of an acquisition, the inventory of the acquired company is recorded at fair value and subsequently expensed as sold. We believe that the mark-up on acquired inventory does not constitute part of our core business because it generally represents costs incurred by the acquired company prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating our core business. In this regard, we note that once the acquired inventory is consumed the mark-up will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time.

Mitigation expenses related to the Broadcom patents. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these redesign, requalification and appeal expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Impairment of in-process research and development. We believe that the exclusion of charges relating to the impairment of in-process research and development is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that charges of this nature are infrequent and are unrelated to our core business.

Broadcom’s unsolicited takeover proposal and related litigation costs. We believe that exclusion of charges related to Broadcom’s unsolicited takeover proposal and related litigation costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. We believe such costs are generally unrelated to our core business and/or infrequent in nature.

Fair value adjustments on assets. We have recognized a fair value adjustment in connection with a loan made to ServerEngines prior to the acquisition. We believe that exclusion of this adjustment is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that adjustments of this type are infrequent in nature.

Tax impact associated with platform contribution transactions. We believe eliminating the discrete tax impact associated with the Company’s recent globalization initiatives, including the platform contribution transactions (PCT) between one of our U.S. entities and a foreign subsidiary to license certain product technology, including the recently acquired ServerEngines technology, is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, we note that adjustments of this type are generally infrequent in nature.

FY’12 Q3 Earnings Results

April 25, 2012

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, and diversion of management’s attention from other business matters. With respect to the Broadcom litigation such potential risks also include the availability of an adequate sunset period of time to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of SerDes modules and the ability to obtain a settlement that does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. The current economic downturn and the resulting disruptions in world credit and equity markets that are creating economic uncertainty for our customers and the storage networking market as a whole has and could continue to adversely affect our revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire us may have an adverse effect on our operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include, but are not limited to, the following: faster than anticipated decline in the storage networking market; slower than expected growth of the storage networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced

FY’12 Q3 Earnings Results

April 25, 2012

products; costs associated with entry into new areas of the storage technology market; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities; natural disasters, such as the earthquake and resulting tsunami off the coast of Japan in March 2011 and the significant flooding in various parts of Thailand in October 2011, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’12 Q3 Earnings Results

April 25, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 1,	March 27,	April 1,	March 27,
	2012	2011	2012	2011
Net revenues	$125,746	$112,082	$372,814	$329,177
Cost of sales:
Cost of goods sold	45,828	42,060	138,179	123,304
Amortization of core and developed technology intangible assets	5,159	8,534	18,882	24,554

Cost of sales	50,987	50,594	157,061	147,858

Gross profit	74,759	61,488	215,753	181,319

Operating expenses:
Engineering and development	40,361	42,660	121,307	122,592
Selling and marketing	15,897	15,347	45,774	42,282
General and administrative	8,820	12,106	29,808	43,388
Impairment of intangible asset	—	6,000	—	6,000
Amortization of other intangible assets	1,603	1,762	4,967	7,571

Total operating expenses	66,681	77,875	201,856	221,833

Operating income (loss)	8,078	(16,387)	13,897	(40,514)

Nonoperating income (loss):
Interest income	19	19	74	61
Interest expense	(10)	13	(14)	(372)
Other income (expense), net	(277)	(9,285)	265	(9,483)

Total nonoperating income (loss)	(268)	(9,253)	325	(9,794)

Income (loss) before income taxes	7,810	(25,640)	14,222	(50,308)
Income tax provision (benefit)	(869)	(7,324)	(2,292)	17,608

Net income (loss)	$8,679	($18,316)	$16,514	$(67,916)

Net income (loss) per share:
Basic	$0.10	$(0.21)	$0.19	$(0.80)

Diluted	$0.10	$(0.21)	$0.19	$(0.80)

Number of shares used in per share computations:
Basic	86,495	87,278	86,421	85,416

Diluted	88,518	87,278	88,369	85,416

FY’12 Q3 Earnings Results

April 25, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	April 1,	July 3,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$142,938	$131,160
Investments	58,563	37,025
Accounts receivable, net	77,954	74,147
Inventories	30,267	20,508
Prepaid income taxes	7,870	12,709
Prepaid expenses and other current assets	9,657	9,684
Deferred income taxes	12,220	16,919

Total current assets	339,469	302,152
Property and equipment, net	60,875	64,095
Goodwill and Intangible assets, net	289,043	312,892
Investments	—	15,165
Other assets	8,824	8,535

	$698,211	$702,839

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,512	$29,043
Accrued and other current liabilities	39,515	42,199

Total current liabilities	68,027	71,242
Other liabilities	2,979	3,344
Deferred income taxes	687	11,362
Accrued taxes	28,385	28,200

Total liabilities	100,078	114,148

Total stockholders’ equity	598,133	588,691

	$698,211	$702,839

FY’12 Q3 Earnings Results

April 25, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cashflows

(unaudited, in thousands)

	Nine Months Ended
	April 1,	March 27,
	2012	2011
Cash flows from operations:
Net income (loss)	$16,514	$(67,916)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	37,479	47,999
Stock based compensation	18,436	31,391
Deferred income taxes	(5,976)	(1,028)
Other reconciling items	(163)	15,210
Changes in assets and liabilities	(17,416)	1,933

Net cash provided by operating activities	48,874	27,589

Cash flows from investing activities:
Proceeds from/(investment in) property and equipment, net	(10,676)	(15,960)
Purchases of intangibles	—	(4,000)
Acquisitions, net of cash acquired	—	(53,068)
Maturities of/(proceeds from) investments, net	(6,625)	38,003

Net cash used in investing activities	(17,301)	(35,025)

Cash flows from financing activities:
Repurchase of common stock	(20,058)	(40,082)
Proceeds/(principal payments) for acquisition	—	(26,897)
Other	537	211

Net cash used in financing activities	(19,521)	(66,768)

Effect of exchange rates on cash and cash equivalents	(274)	238

Net increase (decrease) in cash & cash equivalents	11,778	(73,966)
Opening cash balance	131,160	248,813

Ending cash balance	$142,938	$174,847

FY’12 Q3 Earnings Results

April 25, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Supplemental Information

Historical Net Revenue by Product Lines:

Network Connectivity Products (NCP) primarily consist of Fibre Channel LightPluse® and Ethernet OneConnect® standup HBAs, mezzanine cards, I/O ASICs, ULOMs, and UCNAs to provide server Input/Output (I/O) and target storage array connectivity to enable servers to reliably and efficiently connect to Local Area Networks, Storage Area Networks and Network Attached Storage by offloading data communication processing tasks from the servers as information is delivered and sent to the network.

Storage Connectivity Products (SCP) include our InSpeed®, FibreSpy®, switch-on-a-chip (SOC), bridge and router products. SCP are deployed inside storage arrays, tape libraries, and other storage appliances to connect storage controllers to storage capacity, delivering improved performance, reliability, and connectivity.

Advanced Technology and Other Products (ATP) primarily consists of our Integrated Baseboard Management Controllers (iBMC), our One Command® Vision products, as well as some legacy and other products and services.

($000s)	Q3 FY 2012 Revenues	Q2 FY 2012 Revenues	Q1 FY 2012 Revenues	Q4 FY 2011 Revenues	Q3 FY 2011 Revenues	% Change Q3 vs Q3
Network Connectivity Products	$91,127	$96,620	$86,589	$94,306	$83,893	9%
Storage Connectivity Products	27,855	27,583	23,882	20,716	21,012	33%
Advanced Technology and Other Products	6,764	4,468	7,926	8,344	7,177	(6)%

Total net revenues	$125,746	$128,671	$118,397	$123,366	$112,082	12%

	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues
Network Connectivity Products	73%	75%	73%	76%	75%
Storage Connectivity Products	22%	21%	20%	17%	19%
Advanced Technology and Other Products	5%	4%	7%	7%	6%

Total net revenues	100%	100%	100%	100%	100%

FY’12 Q3 Earnings Results

April 25, 2012

Historical Net Revenues by Channel and Territory:

($000s)	Q3 FY 2012 Revenues	% Total Revenues	Q3 FY 2011 Revenues	% Total Revenues	% Change
Revenues from OEM customers	$115,327	92%	$97,085	87%	19%
Revenues from distribution	10,282	8%	14,989	13%	(31)%
Other	137	nm	8	nm	nm

Total net revenues	$125,746	100%	$112,082	100%	12%

Asia-Pacific	$67,461	54%	$58,827	53%	15%
United States	40,100	32%	33,858	30%	18%
Europe, Middle East and Africa	17,919	14%	17,268	15%	4%
Rest of world	266	nm	2,129	2%	nm

Total net revenues	$125,746	100%	$112,082	100%	12%

nm – not meaningful

Summary of Stock-Based Compensation:

	Three Months Ended		Nine Months Ended
	April 1,	March 27,	April 1,	March 27,
($000s)	2012	2011	2012	2011
Cost of sales	$223	$424	$990	$1,319
Engineering and development	2,547	3,223	7,831	12,740
Selling and marketing	938	1,333	2,874	3,584
General and administrative	2,149	2,455	6,741	13,748

Total stock-based compensation	$5,857	$7,435	$18,436	$31,391

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	Three Months Ended		Nine Months Ended
	April 1,	March 27,	April 1,	March 27,
	2012	2011	2012	2011
GAAP gross margin	59.5%	54.9%	57.9%	55.1%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.1%	0.4%	0.3%	0.4%
Amortization of intangibles	4.1%	7.6%	5.1%	7.4%
Site closure related expenses	—	0.0%	0.0%	0.0%
Patent damages/sunset period royalties	0.4%	—	0.2%	—
Additional costs on sell through of stepped up inventory	—	—	—	0.1%

Non-GAAP gross margin	64.1%	62.9%	63.5%	63.0%

FY’12 Q3 Earnings Results

April 25, 2012

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended		Nine Months Ended
	April 1,	March 27,	April 1,	March 27,
($000s)	2012	2011	2012	2011
GAAP operating expenses, as presented above	$66,681	$77,875	$201,856	$221,833

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(5,634)	(7,011)	(17,446)	(30,072)
Amortization of other intangibles	(1,603)	(1,762)	(4,967)	(7,571)
Site closure related expenses	—	(652)	(1,039)	(652)
Mitigation expenses related to the Broadcom patents	(231)	—	(231)	—
Impairment of in-process research and development	—	(6,000)	—	(6,000)
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	—	—	(2,176)

Impact on operating expenses	(7,468)	(15,425)	(23,683)	(46,471)

Non-GAAP operating expenses	$59,213	$62,450	$178,173	$175,362

FY’12 Q3 Earnings Results

April 25, 2012

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income:

	Three Months Ended		Nine Months Ended
	April 1,	March 27,	April 1,	March 27,
($000s)	2012	2011	2012	2011
GAAP operating income (loss) as presented above	$8,078	$(16,387)	$13,897	$(40,514)

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Stock-based compensation	5,857	7,435	18,436	31,391
Amortization of intangibles	6,762	10,296	23,849	32,125
Site closure related expenses	—	708	1,142	708
Patent damages/sunset period royalties	477	—	865	—
Additional cost on sell through of stepped up inventory	—	—	—	292
Mitigation expenses related to Broadcom patents	231	—	231	—
Impairment of in-process research and development	—	6,000	—	6,000
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	—	—	2,176

Impact on operating income (loss)	13,327	24,439	44,523	72,692

Non-GAAP operating income	$21,405	$8,052	$58,420	$32,178

FY’12 Q3 Earnings Results

April 25, 2012

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income:

	Three Months Ended		Nine Months Ended
	April 1,	March 27,	April 1,	March 27,
($000s)	2012	2011	2012	2011
GAAP net income (loss) as presented above	$8,679	$(18,316)	$16,514	$(67,916)

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Stock-based compensation	5,857	7,435	18,436	31,391
Amortization of intangibles	6,762	10,296	23,849	32,125
Site closure related expenses	—	708	1,142	708
Patent damages/sunset period royalties	477	—	865	—
Additional cost on sell through of stepped up inventory	—	—	—	292
Impairment of a strategic investment	—	9,184	—	9,184
Impairment of in-process research and development	—	6,000	—	6,000
Mitigation related to the Broadcom patents	231	—	231	—
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	—	—	2,176
Fair value adjustments on assets	—	—	—	353
Income tax effect of above items	(3,521)	(5,954)	(8,081)	(18,313)
Charges related to PCT of ServerEngines intangibles	—	—	—	36,600

Impact on net income (loss)	9,806	27,669	36,442	100,516

Non-GAAP net income	$18,485	$9,353	$52,956	32,600

FY’12 Q3 Earnings Results

April 25, 2012

Reconciliation of GAAP Diluted Earnings (Loss) Per Share to Non-GAAP Diluted Earnings Per Share:

	Three Months Ended		Nine Months Ended
	April 1,	March 27,	April 1,	March 27,
(shares in 000s)	2012	2011	2012	2011
GAAP diluted earnings (loss) per share as presented above	$0.10	$(0.21)	$0.19	$(0.80)

Items excluded from diluted GAAP earnings (loss) per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.06	0.20	0.32
Amortization of intangibles	0.05	0.07	0.19	0.22
Site closure related expenses	—	0.01	0.01	0.01
Patent damages/sunset period royalties	0.00	—	0.01	—
Additional cost on sell through of stepped up inventory	—	0.00	—	0.00
Impairment of a strategic investment	—	0.10	—	0.10
Impairment of in-process research and development	—	0.06	—	0.06
Mitigation related to the Broadcom patents	0.00	—	0.00	—
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	0.01	—	0.03
Charges related to PCT of ServerEngines intangibles	—	0.00	—	0.42
Fair value adjustments on assets	—	—	—	0.01

Impact on diluted earnings (loss) per share	0.11	0.31	0.41	1.17

Non-GAAP diluted earnings per share	$0.21	$0.10	$0.60	$0.37

Diluted shares used in non-GAAP per share computations	88,518	89,152	88,369	87,133

FY’12 Q3 Earnings Results

April 25, 2012

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for Three Months Ending July 1, 2012
Non-GAAP diluted earnings per share guidance	$0.21-$0.23
Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Stock-based compensation	0.06
Amortization of intangibles	0.04
Mitigation expenses related to the Broadcom patents	0.02

GAAP earnings per share guidance	$0.09-$0.11